Exhibit 12.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Lingyi Kong, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2025 of Erayak Power Solution Group Inc. (the “Report”); and

2.	Based on my knowledge, this Report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Erayak Power Solution Group Inc.

Dated: July 6, 2026	By:	/s/ Lingyi Kong
Lingyi Kong
Chief Executive Officer
(Principal Executive Officer)